                                                                    EXHIBIT 4.1




          SECOND AMENDMENT, dated as of June 3, 1999 (this "Amendment"), to the
                                                            ---------
Amended and Restated Credit Agreement dated as of July 21, 1995 and amended by the First Amendment thereto, dated as of May 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among YORK
                                              ----------------
INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), the several
                                                        -------
banks and other financial institutions from time to time parties thereto (collectively, the "Banks"; individually a "Bank") and CANADIAN IMPERIAL BANK OF
                    -----                   ----
COMMERCE, acting through its New York Agency, as agent for the Banks thereunder (in such capacity, the "Agent").
                        -----


                                 W I T N E S S E T H :
                                 -------------------


          WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

          WHEREAS, the Company, the Agent and the Banks desire to amend the Credit Agreement in the manner provided for herein;

          NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          1.  Defined Terms.  Unless otherwise defined herein, terms which are
              -------------
defined in the Credit Agreement and used herein as defined terms are so used as so defined. Unless otherwise indicated, all Section, subsection and Schedule references are to the Credit Agreement.

          2.  Amendments to Subsection 1.1.  (a)  Subsection 1.1 of the Credit
              ----------------------------
Agreement is hereby amended by deleting the definition of "Consolidated EBIT" contained therein in its entirety and inserting in lieu thereof the following definition:

          "'Consolidated EBIT': for any period, Consolidated Net Income for such period (excluding, however, (a) any gains from the sale or other disposition of assets (other than sales of inventory in the ordinary course of business), (b) the effect of non-recurring restructuring charges in an amount not to exceed $50,000,000 incurred prior to December 31, 1999 in connection with the acquisition by the Company of Sabroe Refrigeration A/S and the integration of the operations of Sabroe Refrigeration A/S with those of the Company and its Subsidiaries, and (c) any other extraordinary or non-recurring gains), before deduction for income taxes and Consolidated Interest Expense, determined in accordance with GAAP."

          (b) Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Indebtedness" contained therein in its entirety and inserting in lieu thereof the following definition:

               "'Indebtedness': of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) the portion of the cash purchase price related to the purchase of accounts receivable from such Person (including, without limitation, in the case of the Company, the cash proceeds received from time to time from the sale of the Company's accounts receivable) that shall not have been recovered by the purchaser thereof (excluding up to $75,000,000 of receivables owing by foreign obligors that are sold by the Company and its Subsidiaries) and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (the amount of such liabilities referred to in this clause (e) being deemed to be in an amount equal to the lesser of the amount secured by such Lien and the fair market value of the assets subject to such Lien (as determined in good faith by the Company))."

          (c) Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Reportable Event" contained therein in its entirety and inserting in lieu thereof the following definition:

               "'Reportable Event': any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg.
     (S) 4043."

          3.  Amendment to Subsection 3.1.  Subsection 3.1 of the Credit
              ---------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

          "3.1  Facility, Utilization and Administrative Agent's Fees'.  (a)
                ------------------------------------------------------
     The Company agrees to pay to the Agent for the account of each Bank a fee (the "Facility Fee") based upon the average daily amount of the Commitment of such Bank (whether or not used) at a rate per annum determined in accordance with the Pricing Grid based upon the Senior Debt Rating in effect from time to time, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Company agrees to pay to the Agent for the account of each Bank a fee (the "Utilization Fee") based upon the average daily amount of the outstanding Loans at a rate per annum determined in accordance with the Pricing Grid based upon the Senior Debt Rating in effect from time to time, when and for as long as the aggregate outstanding principal amount of the Loans exceeds 33% of the aggregate amount of the Commitments. The Utilization Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination

     Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (c) Changes (whether increases or decreases thereof) in the rate for Facility Fees and Utilization Fees based upon a change in the Senior Debt Rating shall take effect on the first Business Day following the date of any such change in the Senior Debt Rating.

          (d) The Company agrees to pay to the Agent the fees in the amounts and on the dates previously agreed to in writing by the Company and the Agent."

          4.  Amendment to Subsection 4.13.  Subsection 4.13 of the Credit
              ----------------------------
Agreement is hereby amended by deleting the amount "$1,000,000" contained therein and substituting in lieu thereof the amount "$10,000,000."

          5.  Amendment to Subsection 7.2(b).  Subsection 7.2(b) of the Credit
              ------------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

          "(b)  Indebtedness of any Foreign Subsidiary;"

          6.  Amendments to Subsection 7.3.  (a)  Subsection 7.3(i) of the
              ----------------------------
Credit Agreement is hereby amended by deleting the word "and" immediately following the semicolon at the end of such subsection.

          (b) Subsection 7.3(j) of the Credit Agreement is hereby amended by deleting the period at the end of such subsection and replacing it with the following text:

          "; and"

          (c) Subsection 7.3 of the Credit Agreement is hereby amended by adding at the end of such subsection the following new clause (k):

          "(k) Liens not otherwise permitted by this subsection 7.3 securing obligations in an aggregate amount not to exceed 5% of Consolidated Net Worth."

          7.  Amendment to Subsection 7.4.  Subsection 7.4 of the Credit
              ---------------------------
Agreement is hereby amended by deleting the words "or make any material change in its present method of conducting business," from the first sentence thereof.

          8.  Amendments to Section 8.  (a) Section 8 of the Credit Agreement is
              -----------------------
hereby amended by deleting the amount "$5,000,000" contained in clauses (e), (g) and (h) of such Section 8 and substituting in each instance in lieu thereof the amount "$20,000,000."

          (b) Section 8 of the Credit Agreement is hereby amended by deleting clause (c) of such Section in its entirety and substituting in lieu thereof the following new clause:

          "(c) The Company shall default in the observance or performance of any agreement contained in Section 7; or"

          (c) Section 8 of the Credit Agreement is hereby amended by deleting clause (f) of such Section in its entirety and substituting in lieu thereof the following new clause:

          "(f) (i) The Company or any of its material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) the Company or any of its material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or"

          9.  Amendment to Subsection 10.6(b).  Subsection 10.6(b) of the Credit
              -------------------------------
Agreement is hereby amended by deleting the period at the end of the first sentence of such subsection and adding in lieu thereof the following proviso:

          "; provided, however, that no Participant shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note except to the extent it would reduce the principal of or interest on any advance hereunder or any fees payable hereunder or postpone any date fixed for any payment hereunder."

          10.  Amendment to Annex A.  Annex A to the Credit Agreement is hereby
               --------------------
amended by deleting such Annex in its entirety and substituting in lieu thereof a new Annex to read in its entirety as set forth on Annex A attached hereto.

          11.  Representations and Warranties.  On and as of the date hereof and
               ------------------------------
after giving effect to this Amendment and the transactions contemplated hereby, the Company hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Company hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the
                                                        --------
references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as in effect prior to the date hereof and as amended pursuant to this Amendment.

          12.  Effectiveness.  This Amendment shall become effective upon
               -------------
satisfaction of each of the following conditions (the date on which all such conditions are first satisfied is referred to herein as the "Effective Date"):
                                                             --------------

          (a) receipt by the Agent of counterparts of this Amendment duly executed and delivered by the Company and the Required Banks; and

          (b) the closing of the credit facilities contemplated by that certain 364-Day Revolving Credit Agreement, dated as of June 3, 1999 among the Company, the Agent, as Administrative Agent thereunder, and the several lenders party thereto shall have occurred or the Agent shall be reasonably satisfied that such closing shall occur concurrently with the closing of the transactions contemplated by this Amendment.

          13.  Continuing Effect; No Other Amendments.  Except as expressly
               --------------------------------------
amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute amendments of, or an indication of the Agent's or the Banks' willingness to amend, any other provisions of the Credit Agreement or the same sections for any other date or time period (whether or not such other provisions or compliance with such sections for another date or time period are affected by the circumstances addressed in this Amendment).

          14.  Expenses.  The Company agrees to pay and reimburse the Agent for
               --------
all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

          15.  Counterparts.  This Amendment may be executed by one or more of
               ------------
the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Agent.

          16.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                         YORK INTERNATIONAL CORPORATION


                         By:________________________________
                           Title:


                         CANADIAN IMPERIAL BANK OF COMMERCE,
                          NEW YORK AGENCY, as Agent


                         By:_______________________________
                           Title:


                         CIBC, INC.


                         By:________________________________
                           Title:

                         BANCA COMMERCIALE ITALIANA,
                          NEW YORK BRANCH


                         By:________________________________
                           Title:


                         By:________________________________
                           Title:

                         BANK OF AMERICA NT & SA


                         By:________________________________
                           Title:


                         THE CHASE MANHATTAN BANK


                         By:________________________________
                           Title:

                         CITIBANK, N.A.


                         By:________________________________
                           Title:


                         COMMERZBANK AKTIENGESELLSCHAFT, NEW
                          YORK AND GRAND CAYMAN BRANCHES


                         By:________________________________
                           Title:


                         By:_______________________________
                           Title:


                         CORESTATES BANK, N.A.


                         By:________________________________
                           Title:


                         BANK AUSTRIA CREDITANSTALT


                         By:________________________________
                           Title:


                         CREDIT SUISSE FIRST BOSTON
                          (formerly known as Credit Suisse)


                         By:________________________________
                           Title:


                         By:________________________________
                           Title:

                         THE FIRST NATIONAL BANK OF BOSTON


                         By:________________________________
                           Title:


                         FMB BANK


                         By:________________________________
                           Title:


                         HSBC BANK USA



                         By:________________________________
                           Title:


                         LTCB TRUST COMPANY


                         By:________________________________
                           Title:


                         MORGAN GUARANTY TRUST COMPANY OF
                          NEW YORK


                         By:________________________________
                           Title:

                         NATIONAL WESTMINSTER BANK PLC

                         By:________________________________
                           Title:

                         NATIONAL WESTMINSTER BANK PLC
                          NASSAU BRANCH

                         By:________________________________
                           Title:



                         NATIONSBANK OF NORTH CAROLINA, N.A.


                         By:________________________________
                           Title:


                         PNC BANK, NATIONAL ASSOCIATION


                         By:________________________________
                           Title:


                         WESTPAC BANKING CORPORATION


                         By:________________________________
                           Title:

                                                                       Annex A

                Pricing Grid for York International Corporation
                ----------------------------------------------
                           (basis points per annum)


====================================================================================================================================
                          Level I                  Level II                 Level III                               Level IV
------------------------------------------------------------------------------------------------------------------------------------
Basis for
 Pricing             If the Company's           If the Company's           If the Company's                  If the Company's
                   Senior Debt Rating/1/ is   Senior Debt Rating is      Senior Debt Rating is             Senior Debt Rating is
                   A-/A3 or higher, then        BBB+/Baa1, then            BBB/Baa2, then                    BBB-/Baa3, then
------------------------------------------------------------------------------------------------------------------------------------
Facility Fee                          8.00                    10.00                    12.50                              15.00
------------------------------------------------------------------------------------------------------------------------------------
Eurodollar Loan                      34.00                    45.00                    57.50                              75.00
------------------------------------------------------------------------------------------------------------------------------------
Alternate Base
 Rate Loan                            0.00                     0.00                     0.00                               0.00
------------------------------------------------------------------------------------------------------------------------------------
Letter of
 Credit Risk
 Participation
 Fee                                 42.00                    55.00                    70.00                              90.00

Utilization Fee                       8.00                    10.00                    10.00                              20.00
====================================================================================================================================

====================================
Level V
------------------------------------
If the Company's Senior Debt Rating
is less thab BBB-/Baa3, then
------------------------------------
Facility Fee                   25.00
------------------------------------
Eurodollar Loan                87.50
------------------------------------
Alternate Base
 Rate Loan                      0.00
------------------------------------
Letter of
 Credit Risk
 Participation
 Fee                          112.50

Utilization Fee                25.00
====================================

----------------------------------
/1/ Unless otherwise indicated, in the event of a single split rating, the lower rating shall apply. In the event of a multiple split rating, the applicable rating shall be one level higher than the lower rating.